CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 23, 2021 relating to the financial statements and financial highlights, which appear in AMG Managers CenterSquare Real Estate Fund's Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Questions and Answers,” “Other Service Providers” and “Representations and Warranties” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 24, 2021